UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2010
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On April 21, 2010, Hanesbrands Inc. (“Hanesbrands”) issued a press release announcing its financial results for the first quarter ended April 3, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     Exhibit 99.1 contains disclosures about earnings before interest, taxes, depreciation and amortization, or EBITDA, which is considered a non-GAAP performance measure. Hanesbrands has chosen to provide this financial measure to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means of evaluating Hanesbrands’ operations. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.
Item 7.01. Regulation FD Disclosure
     Exhibit 99.1 to this Current Report on Form 8-K includes forward-looking financial information that is expected to be discussed on the previously announced conference call with investors and analysts to be held by us at 4:30 p.m., Eastern time, today (April 21, 2010). The call may be accessed on the home page of the Hanesbrands corporate website, www.hanesbrands.com. Replays of the call will be available in the investors section of the Hanesbrands corporate website and via telephone. The telephone playback will be available from approximately 7:00 p.m., Eastern time, on April 21, 2010, until midnight, Eastern time, on April 28, 2010. The replay will be available by calling toll-free (800) 642-1687, or by toll call at (706) 645-9291. The replay pass code is 69031433. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit 99.1	Press release dated April 21, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 21, 2010	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer

Exhibits

99.1	Press release dated April 21, 2010